                                      Exhibit 11.
                               Statement re: Computation
                                 of Earnings Per Share

Three Month Period Ended                  1995                  Nine Month Period Ended                 1995
September 30,                                                   September 30,
                                               Assuming                                                         Assuming
                               Primary      Full Dilution                                      Primary       Full Dilution

Weighted average of            22,667,006        22,667,006    Weighted average of            21,242,456        21,242,456
 outstanding shares                                             outstanding shares

Common equivalent shares:                                      Common equivalent shares:
Outstanding stock options         319,154           319,038      Outstanding stock options       398,179           398,297

Other potentially dilutive                                     Other potentially dilutive
securities:                                                     securities:

Convertible debentures                N/A         3,895,652      Convertible debentures              N/A         3,895,652

Shares used in computing                                       Shares used in computing
net income per share           22,986,160        26,881,696    net income per share           21,640,635        25,536,405

Net income                     $2,202,289        $2,202,289    Net income                     ($716,793)        ($716,793)

Adjustments assuming                                           Adjustments assuming full
  full dilution:                                                      dilution:

interest expense, net of              N/A           661,500       interest expense, net of           N/A         1,984,500
  taxes                                                          taxes

Net income, assuming full      $2,202,289        $2,863,789    Net income, assuming full      ($716,793)        $1,267,707
  dilution                                                       dilution

Net income per share                $0.10             $0.11    Net income per share              ($0.03)             $0.05

Dilution percentage                   N/A            -11.2%    Dilution percentage                   N/A           -249.9%
assuming full                                                   assuming full
 dilution (1)                                                    dilution (1)

Net income per share used           $0.10             $0.10    Net income per share used         ($0.03)           ($0.03)



Notes:

(1) - Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data.


